Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

DarioHealth Corp.

(Exact Name of Registrant
as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share (2)(3)	457(c)	6,583,890	$3.63	$23,899,520.7	$110.20 per $1,000,000	$2,634
	Total Offering Amounts					$23,899,520.7		$2,634
	Total Fees Previously Paid							--
	Total Fee Offsets							--
	Net Fee Due							$2,634

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices for a share of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on June 23, 2023, which date is a date within five business days of the filing of this registration statement.

(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	Represents 6,583,890 shares of the registrant’s Common Stock consisting of (i) 1,860,000 shares of the registrant’s Common Stock issuable upon conversion of outstanding shares of Series B Convertible Preferred Stock; (ii) 2,383,800 shares of the registrant’s Common Stock issuable upon conversion of outstanding shares of Series B-1 Convertible Preferred Stock; (iii) 44,550 shares of the registrant’s Common Stock issuable upon conversion of outstanding shares of Series B-2 Convertible Preferred Stock; (iv) 326,270 shares of the registrant’s Common Stock issuable upon conversion of outstanding shares of Series B-3 Convertible Preferred Stock; (v) 584,884 shares of the registrant’s Common Stock issuable upon exercise of warrants; and (vi) 1,384,386 shares of the registrant’s Common Stock issuable as dividends to holders of Series B-3 Convertible Preferred Stock.